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                                                                    EXHIBIT 10.2



DATASCOPE CORP.

1997 EXECUTIVE BONUS PLAN

This is the Datascope Corp. 1997 Executive Bonus Plan (the "Plan"), as authorized by the "Committee" (as defined below) of Datascope Corp. (the "Company"), for the payment of incentive compensation to Lawrence Saper, Chairman and Chief Executive Officer.

OBJECTIVES

The objectives of the Plan are to:

- Align the interests of management and stockholders to increase shareholder value.

- Provide reasonable compensation that is in line with industry standards.

- Provide direct linkage between the compensation payable to Mr. Saper and Corporate earnings growth.

DEFINITIONS

As used in this Plan, the following terms have the following meanings:

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Committee" shall mean the Compensation Committee (or Sub-committee) of the Board of Directors which shall consist solely of two or more "outside directors" within the meaning of Section 162(m) of the Code.

"Plan Period" shall be the period beginning January 1, 1997 and ending June 30, 1997.

"Earnings" shall mean the pre-tax operating earnings as included in the quarterly and audited annual consolidated financial statements of the Company and its subsidiaries, as adjusted for pre-tax income or expense related to "Special Items" of a material nature that are separately reported on the face of the Company's financial statement, and also as adjusted for the pre-tax effect of "Extraordinary Items" as disclosed on the Company's financial statements as filed with the Securities and Exchange Commission and as confirmed by the Company's independent auditors. The terms "Special Items" and "Extraordinary Items" shall have the same meaning as defined under Generally Accepted Accounting Principles (GAAP).
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"Base Earnings" shall be $ 13,986,000, which constitutes the Company's total pre-tax operating earnings for the period January 1, 1996 through June 30, 1996, as included in the Company's quarterly and audited annual Financial Statements, but excluding any special and extraordinary items as defined above.

"Bonus Earnings" shall be the amount by which the Earnings for the applicable Plan Period exceeds Base Earnings, expressed in terms of a percentage increase and rounded to the nearest one tenth of one percent.

The "Bonus Percentage" is the Bonus Award as a percent of salary paid with respect to the Plan Period. The Bonus Percentage for the Plan Period shall be computed as follows:

-        If Bonus Earnings is less than 15%, then Bonus Percentage equals zero.

- If Bonus Earnings is 15% or greater, then Bonus Percentage equals Bonus Earnings that exceeds 15% multiplied by 10, plus 100%; however in no event shall the Bonus Percentage exceed the Plan maximum of 200%.

The "Bonus Award" payable for the Plan Period shall be the amount of base salary paid with respect to the Plan Period, times the Plan Period Bonus Percentage, limited with respect to the Plan Period to $ 795,000.

The Bonus Award payable for the Plan Period may be expressed utilizing the following applicable mathematical formula, where:

B = Bonus Award
S = Base Salary for Measurement Period
G = Percent Growth in Earnings for the Measurement Period, rounded to the nearest 0.1%.

If "G" is less than 15%, then "B" = 0.

If "G" is 15% or greater, then

         B =   [ 1 + ((G-.15) x 10) ] x S, subject to a maximum of 2 x S.
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EXAMPLES

Utilizing the above formulas, and assuming a base salary of $ 397,500 attributable to the Plan Period, the bonus payment will be computed as follows for hypothetical earnings growth:

         Earnings Growth %          Percent of Salary         Bonus Amount
         -----------------          -----------------         ------------
               15%                         100%                  397,500
               20%                         150%                  596,250
               25%                         200%                  795,000

ADMINISTRATION

The Plan will be administered by the Committee. Subject to the provisions of the Plan, the Committee will have full authority to interpret the Plan, to establish and amend rules and regulations relating to it, to determine the terms and provisions for making awards and to make all other determinations necessary or advisable for the administration of the Plan.

PARTICIPATION

Participation in the Plan is limited to Lawrence Saper, Chairman and Chief Executive Officer of the Company.

PAYMENT

The Bonus Award is contingent upon the satisfaction of the performance goals set forth within this Plan, and upon receiving shareholder approval of the Plan. The Bonus Award will be paid in cash as soon as practicable following issuance of the written certification from the Committee that the performance goals have been attained, and subsequent to Shareholder approval of this Plan.

MISCELLANEOUS

The Committee retains the right, if the performance goal is met, to reduce the Bonus Award if, in its judgment, other subjective factors warrant a reduction.